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                                                                    EXHIBIT B-1

                                  VERIFICATION

STATE OF TEXAS      )
                    ) ss
COUNTY OF HARRIS    )

                  The undersigned being duly sworn deposes and says that he has duly executed the attached application dated March 31, 2003 for a deregistration order under Section 8(f) of the Investment Company Act of 1940, as amended, for and on behalf of AIM Millennium Alternative Strategies Fund; that he is President of AIM Millennium Alternative Strategies Fund; and that all action by shareholders, directors or trustees, and other bodies necessary to authorize deponent to execute and file such application has been taken. Deponent further says that he is familiar with such application, and the contents thereof, and that the facts therein set forth, are true to the best of his knowledge, information and belief.

                                 /s/ROBERT H. GRAHAM
                                 ---------------------------------------
                                 Robert H. Graham

                                 President of AIM Millennium Alternative
                                 Strategies Fund


                  Subscribed and sworn to before me a Notary Public this 31st day of March, 2003.

                                 /s/ S. KAYE BEAVES
                                 ----------------------------------------
                                 Notary Public
                                 My Commission Expires: 04-27-2005


                                      B-1